Exhibit 99.1

Access National Announces Record Earnings for Second Quarter 2018 and Dividend Increase

RESTON, Va.--(BUSINESS WIRE)--July 26, 2018--Access National Corporation (NASDAQ: ANCX) (the “Corporation” or “Access”), parent company for Access National Bank (the “Bank”) and Middleburg Investment Group, reported second quarter 2018 net income of $9.0 million, or $0.43 per diluted share. This represents the Corporation’s 72nd consecutive quarterly profit over its 74 quarter history. Consistent with management’s objective of a 40% dividend payout ratio against level and sustainable earnings, the Board of Directors declared a dividend of $0.16 per share for common shareholders of record as of August 09, 2018 and payable on August 24, 2018. This dividend represents a $0.01 increase from the prior quarter.

Highlights

  For the three month period ended June 30, 2018, net income increased 10.8% compared to the preceding period and 20.0% compared to the same period of the prior year (after a tax adjusted add back for merger costs in the prior year);
  Loans held for investment increased $59.3 million (12.3% annualized) during the three-month period to $2.0 billion at June 30, 2018;
  Tangible book value1 per common share was $11.99 at June 30, 2018, an increase of $0.34 from the linked quarter; and
  Demand deposits of $1.2 billion at June 30, 2018 comprised 56% of total deposits, inclusive of $719.9 million of non-interest bearing demand deposits or 34% of the deposit portfolio. Non-interest bearing demand deposits increased $13.7 million during the three month period and $59.4 million during the twelve month period ended June 30, 2018.

According to CEO Michael Clarke, “Not only did we experience strong increases in nominal earnings during this period, we exceeded our strategic profitability measures with Return on Tangible Common Equity (ROTCE) of 13.74% compared to the target of 13.25%, and Return on Assets of 1.26% compared to the target of 1.25%. While modest margin compression was a drag on performance (down 3 basis points), our team focused this quarter on delivering solid loan growth and maintaining an attractive core deposit base. Non-interest bearing demand deposits, our largest and most valued source of funding, increased $13.7 million during the quarter and comprised 34% of total deposits. We place a priority focus on maintaining and expanding commercial checking accounts with businesses that value a trusted advisor relationship and sophisticated treasury management solutions.”

Both fee income businesses, wealth management and mortgage, made meaningful contributions to deliver 17% of pre-tax income, up from 12% during the prior three months. Mr. Clarke concluded: “Our brand of relationship banking with complementary and valued-added fee income services resonates well with our target market and gives us the financial levers to deliver results and drive long term shareholder value.” For the wealth segment, pre-tax income rose to $1.0 million for the three months ended June 30, 2018 compared to $0.3 million for the prior period. This increase is primarily attributable to a one-time fee associated with an estate settlement. On a linked quarter basis, the mortgage segment margins decreased while origination volume increased, resulting in pretax earnings of $0.9 million for the three months ended June 30, 2018 compared to $0.9 million for the prior quarter. Mortgage originations were $123.2 million for the three months ended June 30, 2018, compared to $84.4 million for the three months ended March 31, 2018 and $117.0 million for the three months ended June 30, 2017. The Corporation’s efficiency ratio continues to improve and is within the stated strategic target threshold of 65% or better.

The net interest margin on a fully tax equivalent (non-GAAP) basis decreased to 3.67% from 3.70% when comparing second quarter 2018 to the linked quarter. This decrease is primarily attributed to changes in the Corporation’s funding mix. Net purchase mark accretion included in net interest income was $781 thousand for the second quarter 2018 and $773 thousand for the linked quarter.

Loans Held for Investment increased $59.3 million during the quarter to $2.0 billion at June 30, 2018. The growth experienced during the quarter reversed a decline during the prior quarter which was attributed to seasonal factors led by pay downs on lines of credit to commercial and industrial borrowers. During the recent quarter, many of those lines of credit have been re-drawn and new borrowers added to the portfolio. As of June 30, 2018, commercial and industrial loans as well as owner occupied commercial real estate loans combined to account for 48% of the loan portfolio reflecting the Corporation’s continued focus on lower-middle-market businesses. The Corporation’s priority focus is on expanding borrowers in these portfolios as a driver of future growth in the loan portfolio along with related core deposits.

Noninterest-bearing deposits at June 30, 2018 were $719.9 million, an increase of $13.7 million compared to the first quarter of 2018. Noninterest-bearing deposits remain the largest and most attractive source of funding for the Corporation, comprising 34% of the deposit portfolio. When combined with interest-bearing demand deposit accounts, total transaction accounts comprise 56% of the total deposit portfolio, reducing reliance of non-core and more price sensitive funding.

Total deposits at June 30, 2018 were $2.1 billion, down $70.2 million from the $2.2 billion at March 31, 2018. The decrease in interest-bearing deposits was most pronounced in the “rate sensitive” categories of brokered deposits and CDARS while all interest-bearing deposit categories experienced rate motivated runoff. Our strategy places a high priority on the maintenance and expansion of core deposits, particularly transaction accounts. Premium interest rates are targeted to existing high value core depositors and used offensively to acquire new accounts in selective market segments.

Short-term borrowings increased $146.5 million during the three months ended June 30, 2018. This increase is attributable primarily to a few large dollar deposit account balance fluctuations during the quarter.

Asset quality remains strong for the quarter. Non-performing assets (“NPAs”) decreased to $6.0 million at June 30, 2018 from $7.5 million at March 31, 2018, representing 0.21% and 0.26% of total assets, respectively. Included in the NPA total is $1.9 million in other real estate owned. The allowance for loan loss was $16.5 million and $15.8 million at June 30, 2018 and December 31, 2017, respectively, and represented 0.83% and 0.80% of total loans held for investment, respectively.

Tangible book value2 per common share increased to $11.99 at June 30, 2018 from $11.52 at December 31, 2017. The tangible common equity ratio for Access National Corporation and its subsidiary bank was 9.12% at June 30, 2018, within the Corporation’s target range of 8.50% to 9.50%.

Access National Corporation is the parent company of Access National Bank and Middleburg Investment Group serving Northern and Central Virginia. Additional information is available on our website at www.AccessNationalBank.com. Shares of Access National Corporation are traded on the NASDAQ Global Market under the symbol "ANCX".

Access National Corporation will hold a conference call on Friday, July 27, 2018 at 9:00 a.m. Eastern Time during which management will review earnings and performance trends. Callers wishing to participate may call toll-free by dialing (844) 348-3796; international callers wishing to participate may do so by dialing (213) 358-0951. The conference ID number is 8569152.

Forward-Looking Statements

The information presented herein contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding expectations or predictions of future financial or business performance or conditions. Forward-looking statements may be identified by words such as "may," "could," "will," "expect," "believe," "anticipate," "forecast," "intend," "plan," "prospects," "estimate," "potential," or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements in this report may include, but are not limited to, statements about projected impacts of and financial results generated by the merger of Access and Middleburg Financial Corporation (“Middleburg”). Forward-looking statements speak only as of the date they are made and Access assumes no duty to update forward-looking statements.

In addition to factors previously disclosed in Access's reports filed with the SEC and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from the results expressed in or implied by forward-looking statements and historical performance: changes in asset quality and credit risk; changes in interest rates and capital markets; the introduction, timing and success of business initiatives; competitive conditions; and the inability to recognize cost savings or revenues or to implement integration plans associated with the merger of Access and Middleburg.

____________________
1 Non-GAAP financial information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
2 Non-GAAP financial information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Access National Corporation
Consolidated Balance Sheet - Unaudited

(In Thousands Except for Share and Per Share Data)	June 30, 2018	March 31, 2018	December 31, 2017	June 30, 2017

ASSETS

Cash and due from banks	$17,346	$17,084	$29,855	$19,772

Interest-bearing balances and federal funds sold	105,626	127,280	92,458	46,889

Investment securities:
Available-for-sale, at fair value	421,975	401,411	406,067	401,169
Marketable equity, at fair value	1,340	1,351	1,379	1,388
Held-to-maturity, amortized cost (fair value of $ 16,419, $15,657, $16,379, and $16,449, respectively)	16,350	15,676	15,721	15,786
Total investment securities	439,665	418,438	423,167	418,343

Restricted Stock, at amortized cost	23,742	16,502	16,572	8,742

Loans held for sale - at fair value	51,365	30,008	31,999	34,954

Loans held for investment net of allowance for loan losses of $16,543, $15,928, $15,805, and $14,671, respectively	1,967,646	1,908,983	1,963,104	1,913,674

Premises, equipment and land, net	28,082	28,111	27,797	29,363

Goodwill and intangible assets, net	184,838	185,646	185,161	184,194

Other assets	102,275	101,796	103,781	101,059

Total assets	$2,920,585	$2,833,848	$2,873,894	$2,756,990

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Noninterest-bearing deposits	$719,873	$706,128	$744,960	$660,481

Interest-bearing demand deposits	477,329	511,850	496,677	454,675

Savings and interest-bearing deposits	625,120	659,615	623,889	611,708

Time deposits	304,398	319,335	368,622	460,342

Total deposits	2,126,720	2,196,928	2,234,148	2,187,206

Short-term borrowings	289,934	143,413	145,993	55,429

Long-term borrowings	45,000	40,000	40,000	80,000

Trust preferred debentures	3,922	3,903	3,883	3,843

Other liabilities and accrued expenses	20,727	22,951	28,246	15,644

Total Liabilities	2,486,303	2,407,195	2,452,270	2,342,122

SHAREHOLDERS' EQUITY
Common stock $0.835 par value; 60,000,000 authorized; issued and outstanding, 20,796,193, 20,695,946, 20,534,163, and 20,378,994, respectively	17,365	17,281	17,146	17,016

Additional paid in capital	314,367	311,675	307,670	303,997

Retained earnings	109,690	103,834	98,584	94,664

Accumulated other comprehensive (loss) income, net	(7,140)	(6,137)	(1,776)	(809)

Total shareholders' equity	434,282	426,653	421,624	414,868

Total liabilities and shareholders' equity	$2,920,585	$2,833,848	$2,873,894	$2,756,990

Access National Corporation
Consolidated Statement of Operations - Unaudited

	Three Months Ended			Six Months Ended
(In Thousands Except for Share and Per Share Data)	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017

INTEREST INCOME
Interest and fees on loans	$24,143	$23,411	$23,746	$47,554	$35,945

Interest on federal funds sold and bank balances	437	517	221	954	352

Interest and dividends on securities	2,642	2,680	3,172	5,322	4,396
Total interest income	27,222	26,608	27,139	53,830	40,693

INTEREST EXPENSE
Interest on deposits	3,017	2,798	2,419	5,815	3,921

Interest on other borrowings	1,190	565	545	1,755	907
Total interest expense	4,207	3,363	2,964	7,570	4,828
Net interest income	23,015	23,245	24,175	46,260	35,865

Provision for loan losses	652	750	900	1,402	2,300
Net interest income after provision for loan losses	22,363	22,495	23,275	44,858	33,565

NONINTEREST INCOME
Service charges and fees	494	477	669	971	949

Gain on sale of loans	4,196	2,792	6,046	6,988	9,391

Other Income	4,400	4,126	2,170	8,526	4,548
Total noninterest income	9,090	7,395	8,885	16,485	14,888

NONINTEREST EXPENSE
Salaries and benefits	12,529	11,728	12,660	24,257	20,700

Occupancy and equipment	1,640	2,241	1,981	3,881	2,801

Other operating expense	6,257	6,005	11,585	12,262	14,920
Total noninterest expense	20,426	19,974	26,226	40,400	38,421
Income before income tax	11,027	9,916	5,934	20,943	10,032

Income tax expense	2,065	1,830	2,088	3,895	3,579
NET INCOME	8,962	8,086	3,846	17,048	6,453

Earnings per common share:
Basic	$0.43	$0.39	$0.19	$0.82	$0.42
Diluted	$0.43	$0.39	$0.19	$0.82	$0.41

Average outstanding shares:
Basic	20,736,727	20,619,817	20,335,070	20,678,272	15,529,934
Diluted	20,822,853	20,715,188	20,453,991	20,769,020	15,655,613

Performance and Capital Ratios - Unaudited

(Dollars In Thousands)	Three Months Ended June 30, 2018	Three Months Ended March 31, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017	Twelve Months Ended December 31 2017

Return on average assets (annualized)	1.26%	1.06%	0.55%	1.17%	0.62%	0.67%
Return on average tangible equity (annualized) (1)	13.74%	13.57%	6.87%	13.93%	7.52%	7.72%
Net interest margin - fully tax equivalent basis (1)	3.67%	3.70%	3.98%	3.68%	3.81%	3.88%
Net interest margin	3.62%	3.65%	3.91%	3.64%	3.75%	3.81%
Cost of funds	0.98%	0.79%	0.69%	0.88%	0.73%	0.73%
Access National Bank efficiency ratio (2)	57.36%	59.65%	59.23%	58.20%	57.30%	55.72%
Access National Corporation efficiency ratio (2)	63.62%	65.19%	79.33%	64.39%	75.70%	69.61%
Total average equity to earning assets	16.86%	16.59%	16.68%	16.73%	13.95%	14.82%
Tangible common equity ratio (1)	9.12%	9.10%	8.97%	9.12%	8.97%	8.79%

Averages
Assets	$2,848,307	$2,856,201	$2,789,088	$2,852,359	$2,096,372	$2,453,894
Loans held for investment	1,935,422	1,950,077	1,896,824	1,942,700	1,474,551	1,704,040
Loans held for sale	41,515	21,257	28,254	31,442	26,368	27,881
Interest-bearing deposits & federal funds sold	110,800	136,969	121,572	123,812	94,174	104,566
Investment securities	444,779	434,003	422,792	439,421	316,345	362,614
Earning assets	2,541,454	2,548,836	2,471,037	2,545,115	1,913,515	2,212,020
Interest-bearing deposits	1,440,998	1,517,030	1,523,996	1,478,811	1,143,566	1,327,262
Total deposits	2,114,617	2,215,222	2,163,566	2,164,723	1,631,078	1,922,249
Repurchase agreements & federal funds purchased	56,693	57,344	53,949	57,017	41,148	48,378
FHLB short term borrowings	180,348	91,002	57,824	135,922	71,934	67,907
FHLB long-term borrowings	42,088	40,000	79,892	41,050	69,698	66,329
Trust Preferred debt	3,911	3,891	3,824	3,901	1,919	2,691
Equity	$428,590	$422,780	$412,146	$425,699	$266,951	$327,738
Tangible equity (1)	$243,232	$238,381	$223,891	$240,803	$171,716	$213,756

Allowance for loan losses	$16,543	$15,928	$14,671	$16,543	$14,671	$15,805
Allowance for loan losses/loans held for investment	0.83%	0.83%	0.76%	0.83%	0.76%	0.80%
Remaining purchase marks on performing loans	$11,335	$10,415	$15,880	$11,335	$15,880	$11,241
Purchased credit impaired loans	$4,632	$4,702	$7,237	$4,632	$7,237	$4,969
Remaining purchase marks on credit impaired loans	$1,720	$1,749	$2,296	$1,720	$2,296	$1,175
Total NPA	$6,049	$7,453	$8,954	$6,049	$8,954	$5,270
NPA to total assets	0.21%	0.26%	0.32%	0.21%	0.32%	0.18%

Mortgage loan originations and brokered loans	$123,157	$84,411	$116,958	$207,568	$211,458	$432,678
Gain on sale of mortgage loans net hedging activity	$4,251	$3,273	$5,421	$7,524	$8,837	$19,192
Allowance for losses on mortgage loans sold	$953	$953	$1,029	$953	$1,029	$953

Wealth Services segment - assets under management	$1,949,992	$1,942,526	$1,927,629	$1,949,992	$1,927,629	$1,955,720

Book value per common share	$20.88	$20.62	$20.36	$20.88	$20.36	$20.53

Tangible book value per common share (1)	$11.99	$11.65	$11.32	$11.99	$11.32	$11.52

(1) Non-GAAP financial information. See "Reconciliation of Non-GAAP Financial Measures" at end of release.
(2) Efficiency ratio is non-interest expense divided by the sum of net interest income and non-interest income.

Composition of Loan Portfolio - Unaudited

	June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017
(Dollars In Thousands)	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total

Commercial real estate - owner occupied	$478,928	24.13%	$462,298	24.02%	$467,082	23.60%	$443,128	22.50%	$401,853	20.84%
Commercial real estate - non-owner occupied	457,940	23.08	419,139	21.77	436,083	22.04	435,181	22.09	377,037	19.55
Residential real estate	460,269	23.20	476,366	24.75	489,669	24.74	512,621	26.03	525,649	27.26
Commercial	464,270	23.40	437,287	22.72	463,652	23.43	449,450	22.82	476,055	24.69
Real estate construction	99,164	5.00	104,528	5.43	97,481	4.93	104,193	5.29	124,186	6.44
Consumer	23,618	1.19	25,293	1.31	24,942	1.26	25,087	1.27	23,565	1.22
Total loans	$1,984,189	100.00%	$1,924,911	100.00%	$1,978,909	100.00%	$1,969,660	100.00%	$1,928,345	100.00%
Less allowance for loan losses	16,543		15,928		15,805		15,692		14,671
	$1,967,646		$1,908,983		$1,963,104		$1,953,968		$1,913,674

Composition of Deposits - Unaudited

	June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017
(Dollars In Thousands)	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total

Demand deposits	$719,873	33.85%	$706,128	32.14%	$744,960	33.34%	$710,691	31.09%	$660,481	30.20%
Interest-bearing demand deposits	462,355	21.74	501,745	22.84	486,621	21.78	480,620	21.02	454,675	20.79
Savings and money market	585,673	27.54	616,879	28.08	580,827	26.00	616,596	26.97	562,581	25.72
CDARS time deposits	13,666	0.64	17,247	0.78	21,582	0.97	37,836	1.65	39,746	1.82
CDARS/ICS non-maturity deposits	53,233	2.50	50,233	2.29	48,011	2.15	47,219	2.07	44,009	2.01
Brokered deposits	17,590	0.83	23,244	1.06	51,028	2.28	71,090	3.11	101,419	4.64
Time deposits	274,330	12.90	281,452	12.81	301,119	13.48	322,160	14.09	324,295	14.82
Total Deposits	$2,126,720	100.00%	$2,196,928	100.00%	$2,234,148	100.00%	$2,286,212	100.00%	$2,187,206	100.00%

Yield on Average Earning Assets and Rates on Average Interest-Bearing Liabilities
Three Months Ended - Unaudited

	June 30, 2018			March 31, 2018			June 30, 2017
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
(Dollars In Thousands)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Assets:
Interest-earning assets:
Securities	$453,717	$2,643	2.33%	$440,533	$2,679	2.43%	$424,387	$3,172	2.99%
Loans held for sale	41,515	477	4.59%	21,257	227	4.27%	28,254	297	4.20%
Loans(1)	1,935,422	23,663	4.89%	1,950,077	23,187	4.76%	1,896,824	23,449	4.94%
Interest-bearing balances and federal funds sold	110,800	439	1.59%	136,969	515	1.50%	121,572	221	0.73%
Total interest-earning assets	2,541,454	27,222	4.28%	2,548,836	26,608	4.18%	2,471,037	27,139	4.39%
Noninterest-earning assets:
Cash and due from banks	15,953			18,261			17,131
Premises, land and equipment	28,087			28,333			29,459
Other assets	279,127			276,819			285,518
Less: allowance for loan losses	(16,314)			(16,048)			(14,057)
Total noninterest-earning assets	306,853			307,365			318,051
Total Assets	$2,848,307			$2,856,201			$2,789,088

Liabilities and Shareholders' Equity:
Interest-bearing deposits:
Interest-bearing demand deposits	$490,619	$680	0.55%	$502,621	$590	0.47%	$472,065	$345	0.29%
Money market deposit accounts	466,538	1,047	0.90%	494,707	930	0.75%	367,590	478	0.52%
Savings accounts	174,392	233	0.53%	173,509	209	0.48%	191,409	212	0.44%
Time deposits	309,449	1,057	1.37%	346,193	1,069	1.24%	492,932	1,384	1.12%
Total interest-bearing deposits	1,440,998	3,017	0.84%	1,517,030	2,798	0.74%	1,523,996	2,419	0.63%
Borrowings:
FHLB short-term borrowings	180,348	866	1.92%	91,002	350	1.54%	57,825	221	1.53%
Securities sold under agreements to repurchase and federal funds purchased	56,693	14	0.10%	57,344	14	0.10%	53,949	26	0.19%
Subordinated debentures	3,911	84	8.63%	3,891	75	7.71%	3,824	111	11.61%
FHLB long-term borrowings	42,088	226	2.14%	40,000	126	1.26%	79,892	188	0.94%
Total borrowings	283,040	1,190	1.68%	192,237	565	1.18%	195,490	546	1.12%
Total interest-bearing deposits and borrowings	1,724,038	4,207	0.98%	1,709,267	3,363	0.79%	1,719,486	2,965	0.69%
Noninterest-bearing liabilities:
Demand deposits	673,619			698,192			639,570
Other liabilities	22,060			25,962			17,886
Total liabilities	2,419,717			2,433,421			2,376,942
Shareholders' Equity	428,590			422,780			412,146
Total Liabilities and Shareholders' Equity	$2,848,307			$2,856,201			$2,789,088

Interest Spread(2)			3.30%			3.39%			3.70%

Net Interest Margin(3)		$23,015	3.62%		$23,245	3.65%		$24,174	3.91%

(1)	Loans placed on nonaccrual status are included in loan balances.
(2)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest-bearing liabilities.
(3)	Net interest margin is net interest income, expressed as a percentage of average earning assets.

Yield on Average Earning Assets and Rates on Average Interest-Bearing Liabilities
Six Months Ended - Unaudited

	June 30, 2018			June 30, 2017
	Average	Income /	Yield /	Average	Income /	Yield /
(Dollars In Thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Assets:
Interest-earning assets:
Securities	$447,161	$5,322	2.38%	$318,422	$4,396	2.76%
Loans held for sale	31,442	704	4.48%	26,368	547	4.15%
Loans(1)	1,942,700	46,850	4.82%	1,474,551	35,398	4.80%
Interest-bearing balances and federal funds sold	123,812	954	1.54%	94,174	352	0.75%
Total interest-earning assets	2,545,115	53,830	4.23%	1,913,515	40,693	4.25%
Noninterest-earning assets:
Cash and due from banks	17,100			14,416
Premises, land and equipment	28,210			18,280
Other assets	278,116			164,945
Less: allowance for loan losses	(16,182)			(14,784)
Total noninterest-earning assets	307,244			182,857
Total Assets	$2,852,359			$2,096,372

Liabilities and Shareholders' Equity:
Interest-bearing deposits:
Interest-bearing demand deposits	$496,587	$1,270	0.51%	$307,685	$498	0.32%
Money market deposit accounts	480,551	1,977	0.82%	313,339	823	0.53%
Savings accounts	173,960	442	0.51%	126,103	302	0.48%
Time deposits	327,713	2,126	1.30%	396,439	2,298	1.16%
Total interest-bearing deposits	1,478,811	5,815	0.79%	1,143,566	3,921	0.69%
Borrowings:
FHLB short-term borrowings	135,922	1,216	1.79%	71,934	387	1.35%
Securities sold under agreements to repurchase and federal funds purchased	57,017	28	0.10%	41,148	42	0.20%
Subordinated debentures	3,901	159	8.17%	1,919	111	11.57%
FHLB long-term borrowings	41,050	352	1.71%	69,698	368	1.06%
Total borrowings	237,890	1,755	1.48%	184,699	908	0.98%
Total interest-bearing deposits and borrowings	1,716,701	7,570	0.88%	1,328,265	4,829	0.73%
Noninterest-bearing liabilities:
Demand deposits	685,912			487,511
Other liabilities	24,048			13,645
Total liabilities	2,426,660			1,829,421
Shareholders' Equity	425,699			266,951
Total Liabilities and Shareholders' Equity	$2,852,359			$2,096,372

Interest Spread(2)			3.35%			3.53%

Net Interest Margin(3)		$46,260	3.64%		$35,864	3.75%

(1) Loans placed on nonaccrual status are included in loan balances.
(2) Interest spread is the average yield earned on earning assets, less the average rate incurred on interest-bearing liabilities.
(3) Net interest margin is net interest income, expressed as a percentage of average earning assets.

Segment Reporting - Unaudited

Three Months Ended	Commercial	Mortgage	Trust & Wealth			Consolidated
June 30, 2018	Banking	Banking	Management	Other	Eliminations	Totals
	(In Thousands)
Revenues:
Interest income	$26,841	$477	$3	$6	$(105)	$27,222
Gain on sale of loans	-	4,196	-	-	-	4,196
Other revenues	1,634	373	2,726	491	(330)	4,894
Total revenues	28,475	5,046	2,729	497	(435)	36,312

Expenses:
Interest expense	4,130	39	-	143	(105)	4,207
Salaries and employee benefits	8,324	3,130	1,075	-	-	12,529
Other expenses	6,292	971	660	956	(330)	8,549
Total operating expenses	18,746	4,140	1,735	1,099	(435)	25,285

Income (loss) before income taxes	$9,729	$906	$994	$(602)	$-	$11,027

Total assets	$2,871,045	$40,293	$12,301	$23,435	$(26,489)	$2,920,585

Three Months Ended	Commercial	Mortgage	Trust & Wealth			Consolidated
March 31, 2018	Banking	Banking	Management	Other	Eliminations	Totals
	(In Thousands)
Revenues:
Interest income	$26,287	$227	$2	$6	$86	$26,608
Gain on sale of loans	-	2,792	-	-	-	2,792
Other revenues	1,505	1,269	1,741	418	(330)	4,603
Total revenues	27,792	4,288	1,743	424	(244)	34,003

Expenses:
Interest expense	3,294	(152)	-	135	86	3,363
Salaries and employee benefits	7,928	2,877	948	-	(25)	11,728
Other expenses	7,285	706	482	828	(305)	8,996
Total operating expenses	18,507	3,431	1,430	963	(244)	24,087

Income (loss) before income taxes	$9,285	$857	$313	$(539)	$0	$9,916

Total assets	$2,781,867	$39,416	$11,078	$22,494	$(21,007)	$2,833,848

Three Months Ended	Commercial	Mortgage	Trust & Wealth			Consolidated
June 30, 2017	Banking	Banking	Management	Other	Eliminations	Totals
	(In Thousands)
Revenues:
Interest income	$26,917	$297	$3	$6	$(84)	$27,139
Gain on sale of loans	-	6,046	-	-	-	6,046
Other revenues	1,703	(692)	1,824	327	(323)	2,839
Total revenues	28,620	5,651	1,827	333	(407)	36,024

Expenses:
Interest expense	2,854	16	-	178	(84)	2,964
Salaries and employee benefits	8,240	3,193	1,227	-	-	12,660
Other expenses	7,922	1,256	452	5,159	(323)	14,466
Total operating expenses	19,016	4,465	1,679	5,337	(407)	30,090

Income (loss) before income taxes	$9,604	$1,186	$148	$(5,004)	$-	$5,934

Total assets	$2,685,238	$37,923	$41,437	$418,877	$(426,485)	$2,756,990

Segment Reporting - Unaudited

Six Months Ended	Commercial	Mortgage	Trust & Wealth			Consolidated
June 30, 2018	Banking	Banking	Management	Other	Eliminations	Totals
	(In Thousands)
Revenues:
Interest income	$53,128	$704	$5	$12	$(19)	$53,830
Gain on sale of loans	-	6,988	-	-	-	6,988
Other revenues	3,139	1,642	4,467	909	(660)	9,497
Total revenues	56,267	9,334	4,472	921	(679)	70,315

Expenses:
Interest expense	7,424	(113)	-	278	(19)	7,570
Salaries and employee benefits	16,252	6,007	2,023	-	(25)	24,257
Other expenses	13,577	1,677	1,142	1,784	(635)	17,545
Total operating expenses	37,253	7,571	3,165	2,062	(679)	49,372

Income (loss) before income taxes	$19,014	$1,763	$1,307	$(1,141)	$-	$20,943

Total assets	$2,871,045	$40,293	$12,301	$23,435	$(26,489)	$2,920,585

Six Months Ended	Commercial	Mortgage	Trust & Wealth			Consolidated
June 30, 2017	Banking	Banking	Management	Other	Eliminations	Totals
	(In Thousands)
Revenues:
Interest income	$40,311	$547	$3	$12	$(180)	$40,693
Gain on sale of loans	-	9,391	-	-	-	9,391
Other revenues	2,468	434	2,578	663	(646)	5,497
Total revenues	42,779	10,372	2,581	675	(826)	55,581

Expenses:
Interest expense	4,724	43	-	241	(180)	4,828
Salaries and employee benefits	12,658	6,224	1,818	-	-	20,700
Other expenses	11,449	2,097	691	6,430	(646)	20,021
Total operating expenses	28,831	8,364	2,509	6,671	(826)	45,549

Income (loss) before income taxes	$13,948	$2,008	$72	$(5,996)	$-	$10,032

Total assets	$2,685,238	$37,923	$41,437	$418,877	$(426,485)	$2,756,990

Reconciliation of Non-GAAP Financial Measures - Unaudited

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP). These non-GAAP financial measures are “tangible book value per common shares”, “tangible common equity ratio”, and “net interest margin on a fully tax equivalent basis.” This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Corporation’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

	Three Months	Three Months	Three Months	Six Months	Six Months	Twelve Months
	Ended	Ended	Ended	Ended	Ended	Ended
	June 30,	March 31,	June 30,	June 30,	June 30,	December 31,
(Dollars In Thousands)	2018	2018	2017	2018	2017	2017

Book value per common share	$20.88	$20.62	$20.36	$20.88	$20.36	$20.53
Effect of intangible assets	$(8.89)	$(8.97)	$(9.04)	$(8.89)	$(9.04)	$(9.01)
Tangible book value per common share	$11.99	$11.65	$11.32	$11.99	$11.32	$11.52

Common equity ratio	14.87%	15.06%	15.05%	14.87%	15.05%	14.67%
Effect of intangible assets	-5.75%	-5.96%	-6.08%	-5.75%	-6.08%	-5.88%
Tangible common equity ratio	9.12%	9.10%	8.97%	9.12%	8.97%	8.79%

Net interest margin	3.62%	3.65%	3.91%	3.64%	3.75%	3.81%
Effect of tax exempt securities and loans	0.05%	0.05%	0.07%	0.04%	0.06%	0.07%
Net interest margin - fully tax equivalent basis	3.67%	3.70%	3.98%	3.68%	3.81%	3.88%

Return on average equity	8.36%	7.06%	3.73%	8.01%	4.83%	5.03%
Effect of intangible assets	5.38%	6.51%	3.14%	5.92%	2.69%	2.69%
Return on average tangible equity	13.74%	13.57%	6.87%	13.93%	7.52%	7.72%

Average equity	$428,590	$422,780	$412,146	$425,699	$266,951	$327,738
Effect of average intangible assets	$185,358	$184,399	$188,255	$184,896	$95,235	$125,330
Average tangible equity	$243,232	$238,381	$223,891	$240,803	$171,716	$202,408

CONTACT:
Access National Corporation
Michael W. Clarke
CEO
703-871-2100